UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 1, 2017

MYERS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-8524	34-0778636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1293 South Main Street, Akron, OH		44301
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including area code (330) 253-5592

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2017, the Board of Directors (the “Board”) of Myers Industries, Inc. (the “Company”) appointed Kevin Brackman, 44, as Vice President, Chief Accounting Officer and Corporate Controller, effective as of March 2, 2017. Prior to this, Mr. Brackman held the position of Vice President and Corporate Controller and had previously acted as Interim Chief Financial Officer and Corporate Secretary from March 18, 2016 until December 1, 2016. Prior to joining the Company, Mr. Brackman spent six and a half years at Ingersoll-Rand in various finance leadership roles, including Director, Financial Planning & Analysis and Director, External Reporting and Technical Accounting. Mr. Brackman holds a Bachelor of Science in accounting and finance from Miami University and is a certified public accountant.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On March 1, 2017, the Board approved amendments to the Company’s Code of Ethics and Business Conduct (the “Code of Ethics”) to adopt a policy placing limits on the number of public company directorships its directors may hold to prevent “over-boarding”. The Board also approved corresponding changes to the Company’s Corporate Governance Guidelines.

A copy of the revised Code of Ethics is filed as Exhibit 14.1 to this Form 8-K, which is incorporated by reference herein. The Code Ethics and Corporate Governance Guidelines also are available on the Company’s website at http://www.myersindustries.com/.

Item 8.01.	Other Events.

Also on March 1, 2017, the Board approved amendments to the Company’s Summary of Communication Procedures for Interested Parties and Shareholders (the “Communication Procedures”) to provide for shareholder communications submitted via email to governance@myersind.com. A copy of the revised Communication Procedures is attached hereto as Exhibit 99.1. The revised Communication Procedures also are available on the Company’s website at http://www.myersindustries.com/.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

14.1	Myers Industries, Inc. Code of Ethics and Business Conduct

99.1	Summary of Communication Procedures for Interested Parties and Shareholders

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.
(Registrant)

DATE March 6, 2017	By:	/s/ R. David Banyard
R. David Banyard
President and Chief Executive Officer